EXHIBIT (g)(2)(i)


                                                     As Revised January 29, 2007


                                    EXHIBIT C

                                     TO THE

            CUSTODY AGREEMENT BETWEEN BB&T FUNDS AND U.S. BANK, N.A.

                                   FUND NAMES

                          SEPARATE SERIES OF BB&T FUNDS

NAME OF SERIES                                       DATE ADDED
--------------                                       ----------
Large Cap Fund                              February 1, 2005
Mid Cap Value Fund                          February 1, 2005
Mid Cap Growth Fund                         February 1, 2005
Small Cap Fund                              February 1, 2005
Special Opportunities Equity Fund           February 1, 2005
Equity Income Fund                          February 1, 2005
Short U.S. Government Fund                  February 1, 2005
Intermediate U.S. Government Fund           February 1, 2005
Total Return Bond Fund                      February 1, 2005
Kentucky Intermediate Tax-Free Fund         February 1, 2005
Maryland Intermediate Tax-Free Fund         February 1, 2005
North Carolina Intermediate Tax-Free Fund   February 1, 2005
South Carolina Intermediate Tax-Free Fund   February 1, 2005
Virginia Intermediate Tax-Free Fund         February 1, 2005
West Virginia Intermediate Tax-Free Fund    February 1, 2005
U.S. Treasury Money Market Fund             February 1, 2005
Capital Manager Conservative Growth Fund    February 1, 2005
Capital Manager Moderate Growth Fund        February 1, 2005
Capital Manager Growth Fund                 February 1, 2005
Capital Manager Equity Fund                 February 1, 2005
Sterling Capital Small Cap Value Fund       On or after August 21, 2006
National Tax-Free Money Market Fund         On or after August 1, 2006
International Equity Fund                   On or after August 1, 2006
Prime Money Market Fund                     On or after November 1, 2006